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Exhibit 16(c) - Schedule of Computation of Performance Quotations - Government
Short Duration, New York Municipal, California Municipal and Diversified Municipal Portfolios

SCHEDULE OF COMPUTATION OF PERFORMANCE QUOTATIONS

BERNSTEIN GOVERNMENT SHORT DURATION PORTFOLIO

TAX-EQUIVALENT YIELD CALCULATION AS OF SEPTEMBER 30, 1991

Tax Equivalent Yield =          a       +       c
                           ---------
                               1-b

Where:

a = the portion of the yield which is exempt from state and local, but not federal, income taxation.

b = the highest marginal income tax imposed on an individual's unearned ordinary income subject to state and local, but not federal, income taxation; and

c = the portion of the yield which is not exempt from federal or state and local income taxation.

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a =     98.9% x 5.8651 (yield)

b =     10%

c =     1.1% x 5.8651 (yield)

Tax-equivalent yield = 6.51%

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BERNSTEIN NEW YORK MUNICIPAL PORTFOLIO

TAX-EQUIVALENT YIELD CALCULATION AS OF SEPTEMBER 30, 1991

Tax-Equivalent Yield =  a       +       c       +       e       +       g
                      ------          ------          -----
                       1-b             1-d             1-f

Where:

a = the portion of the yield which is exempt from federal and New York State and local income taxation;


b = the highest combined marginal income tax rate imposed on an individual's unearned ordinary income subject to federal, state and local income taxation;

c =     the portion of the yield which is exempt from federal,

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        but not New York State and local income taxation;

d = the highest marginal income tax imposed on an individual's unearned ordinary income subject to federal income taxation;

e = the portion of the yield which is exempt from New York State and local, but not federal, income taxation;

f = the highest marginal income tax imposed on an individual's unearned ordinary income subject to New York State and local, but not federal, income taxation; and

g = the portion of the yield which is not exempt from federal, New York State or local income taxation.

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a =     86.2% x 5.0311 (yield)

b =     39.51%

c =     0.9% x 5.0311

d =     31%

e =     0 x 5.0311

f =     12.33%

g =     12.9% x 5.0311

Tax-Equivalent Yield = 7.88%

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BERNSTEIN CALIFORNIA MUNICIPAL PORTFOLIO

TAX-EQUIVALENT YIELD CALCULATION AS OF SEPTEMBER 30, 1991

Tax-Equivalent Yield =  a       +       c       +       e       +       g
                      ------          ------          -----
                       1-b             1-d             1-f

Where:

a =     the portion of the yield which is exempt from federal and

        California personal income taxation;

b = the highest combined marginal income tax rate imposed on an individual's unearned ordinary income subject to federal and California personal income taxation;

c = the portion of the yield which is exempt from federal, but not California personal income taxation;

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d =     the highest marginal income tax imposed on an individual's unearned ordinary income subject to federal income taxation;

e = the portion of the yield which is exempt from California personal, but not federal, income taxation;

f = the highest marginal income tax imposed on an individual's unearned ordinary income subject to California personal, but not federal, income taxation; and

g = the portion of the yield which is not exempt from federal or California personal income taxation.

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a =     4.7554 x 90.0%

b =     38.59%

c =     4.7554 x 0.1%

d =     31.0%

e =     4.7554% x 1.9%

f =     11%

g =     4.7554 x 8.0%

Tax-Equivalent Yield = 7.46%

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BERNSTEIN DIVERSIFIED MUNICIPAL PORTFOLIO

TAX-EQUIVALENT YIELD CALCULATION AS OF SEPTEMBER 30, 1991

Tax-equivalent Yield =          h       +       j
                           ----------
                               1-i

Where:


h =     the portion of the yield which is exempt from federal taxes;

i = the highest marginal tax rate imposed on individual income subject to federal income taxation; and

j = the portion of the yield which is not exempt from federal income taxation.

--------------------------------------------------------------------------------

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h =     4.8591 x 95.5%

i =     31%

j =     4.8591 x 4.5%

Tax-Equivalent Yield = 6.94%